SHARE FORM OF ACCEPTANCE
TO TENDER ORDINARY SHARES
OF
ENDESA, S.A.
PURSUANT TO THE U.S. OFFER TO PURCHASE
DATED JULY 30, 2007
BY
ACCIONA, S.A.
AND
BY
ENEL ENERGY EUROPE S.r.L.,
A WHOLLY-OWNED SUBSIDIARY OF
ENEL S.p.A.

The U.S. Offer and withdrawal rights will expire at 6:00 p.m., New York City time, on October 1, 2007, unless Acciona, S.A. and Enel Energy Europe S.r.L. extend the U.S. Offer or unless it lapses or is withdrawn.

THE U.S. TENDER AGENT FOR THE U.S. OFFER IS:

BY MAIL	BY HAND	BY OVERNIGHT DELIVERY
The Bank of New York	The Bank of New York	The Bank of New York
Endesa, S.A.	Reorganization Services	Endesa, S.A.
P.O. Box 859208	101 Barclay Street	161 Bay State Drive
Braintree, MA 02185	Receive and Deliver Window	Braintree, MA 02184
Street Level
New York, NY 10286

BY FACSIMILE TRANSMISSION
(FOR ELIGIBLE INSTITUTIONS ONLY)
(781) 930-4939

CONFIRMATION RECEIPT OF FACSIMILE BY
TELEPHONE ONLY
(781) 930-4900

Delivery of this Share Form of Acceptance to an address other than as set forth above or transmission via facsimile to a number other than as set forth above will not constitute delivery to the U.S. Tender Agent. You must sign this Share Form of Acceptance in the appropriate space provided below. Delivery of this Share Form of Acceptance to Iberclear (the Spanish central securities depositary) or the Spanish Custodian (as defined below) will not constitute delivery to the U.S. Tender Agent.

Please read the instructions accompanying this Share Form of Acceptance carefully before completing this Share Form of Acceptance. ADSs (as defined below) cannot be tendered by means of this Share Form of Acceptance (which is exclusively for use in respect of ordinary shares (as defined below)). If you hold ADSs, you should use the ADS Letter of Transmittal for tendering such ADSs into the U.S. Offer by following the instructions set forth therein.

Questions and requests for assistance may be directed to:

17 State Street, 10th Floor
New York, NY 10004

HOLDERS OF ORDINARY SHARES AND ADSs CALL TOLL-FREE
(888) 605-7580

BANKS AND BROKERS CALL COLLECT
(212) 440-9800

DESCRIPTION OF ORDINARY SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s)
(Please fill in, if blank, exactly as	Ordinary Shares Tendered
name(s) appear(s) as registered with Iberclear)	(Please attach additional list if necessary)
Total Number of
	Ordinary Shares	Number of Ordinary
	Registered	Shares Tendered

Total Ordinary Shares Tendered

You have received this Share Form of Acceptance in connection with the offer by Acciona, S.A., a Spanish corporation, (“Acciona”) and Enel Energy Europe S.r.L., an Italian limited liability company (“EEE” and, together with Acciona, the “Offerors”) to acquire all the outstanding ordinary shares, par value €1.20 per share (the “ordinary shares”), and American depositary shares (the “ADSs”, and together with the ordinary shares, the “Endesa securities”) of Endesa, S.A., a Spanish corporation (“Endesa”), at a price of €40.16 in cash for each ordinary share and each ADS, upon the terms and subject to the conditions of the U.S. offer (the “U.S. Offer”) (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), as described in the U.S. offer to purchase, dated July 30, 2007 (the “U.S. Offer to Purchase”). The Offerors are also making a separate, concurrent Spanish offer (the “Spanish Offer” and, together with the U.S. Offer, the “Offers”) for the ordinary shares. This Share Form of Acceptance relates only to the U.S. Offer and should be read in conjunction with the U.S. Offer to Purchase.

Delivery of this Share Form of Acceptance and any other required documents to The Bank of New York, the U.S. Tender Agent, and book-entry transfer of ordinary shares to the U.S. Tender Agent’s account at its Spanish custodian bank, Santander Investment S.A. (the “Spanish Custodian”), will (without any further action by the U.S. Tender Agent) constitute acceptance, subject to the withdrawal rights described in Section 8 (“Withdrawal Rights”) of the U.S. Offer to Purchase, by such holders of the U.S. Offer with respect to such ordinary shares, upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

Holders of ordinary shares tendered in the U.S. Offer and accepted for payment will receive the consideration for such securities in cash, by check (converted into U.S. dollars, to the extent practicable, on the date that the consideration is received by the U.S. Tender Agent at the then prevailing spot market rate applicable to similar transactions and net of any expenses incurred by the U.S. Tender Agent in converting the cash consideration into U.S. dollars).

To validly tender your ordinary shares, you will need to (a) deliver this Share Form of Acceptance, properly completed and duly executed, to the U.S. Tender Agent at one of the addresses set forth on the first and last pages of this Share Form of Acceptance before the expiration of the acceptance period of the U.S. Offer and (b) timely instruct your custodian to tender your ordinary shares in the U.S. Offer before the expiration of the acceptance period of the U.S. Offer by delivering your ordinary shares by book-entry transfer to the U.S. Tender Agent’s account at the Spanish Custodian. Delivery of this Share Form of Acceptance to Iberclear or the Spanish Custodian does not constitute delivery to the U.S. Tender Agent.

If you cannot complete the tender of your ordinary shares in the manner described above on a timely basis, you may nevertheless be able to tender your ordinary shares by following the procedures for guaranteed delivery. For more information, see Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase.

In the event of an inconsistency between the terms and procedures in this Share Form of Acceptance and the U.S. Offer to Purchase, the terms and procedures in the U.S. Offer to Purchase shall govern.

Questions and requests for assistance regarding the appropriate method for tendering your ordinary shares may be directed to Georgeson, the Information Agent, at the telephone number or address set forth on the last page of this Share Form of Acceptance.

☐	Check here if tendered ordinary shares are being delivered pursuant to a Notice of Guaranteed Delivery previously sent to the U.S. Tender Agent and complete the following:

Name(s) of Registered Holder(s):

Date of Execution of Notice of Guaranteed Delivery:

Name of Institution that Guaranteed Delivery:

If a holder of ordinary shares wishes to tender into the U.S. Offer and any required documents cannot be delivered to the U.S. Tender Agent or the procedures for book-entry transfer cannot be completed, in each case, before the expiration of the acceptance period under the U.S. Offer, such holder’s acceptance of the U.S. Offer may nevertheless be effected by following the procedures for guaranteed delivery as described in Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase.

NOTE: SIGNATURES MUST BE PROVIDED ON PAGES 6 (THIS SHARE FORM OF ACCEPTANCE) AND
9 (SUBSTITUTE IRS FORM W-9) BELOW.
PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

Ladies and Gentlemen:

The undersigned hereby instructs the U.S. Tender Agent to accept the U.S. Offer on behalf of the undersigned with respect to the above-described ordinary shares, upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

The undersigned hereby acknowledges that delivery of this Share Form of Acceptance and any other required documents to the U.S. Tender Agent in connection herewith and book-entry transfer of ordinary shares to the U.S. Tender Agent’s account at the Spanish Custodian will (without any further action by the U.S. Tender Agent) constitute acceptance, subject to the rights of withdrawal set out in Section 8 (“Withdrawal Rights”) of the U.S. Offer to Purchase, of the U.S. Offer by the undersigned with respect to such ordinary shares, upon the terms subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment).

Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), and effective upon the expiration of the acceptance period under the U.S. Offer, and if the undersigned has not validly withdrawn his or her acceptance, the undersigned hereby:

(a) sells, assigns and transfers all right, title and interest in and to the above-described ordinary shares and, to the extent paid after the date of acceptance for payment of Endesa securities tendered under the U.S. Offer, any and all cash dividends, distributions, rights, other ordinary shares or other securities issued or issuable in respect of such ordinary shares (collectively, “Distributions”); and

(b) irrevocably constitutes and appoints the U.S. Tender Agent the true and lawful agent and attorney-in-fact of the undersigned with respect to such ordinary shares and any Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest) with respect to such ordinary shares, (i) to transfer ownership of such ordinary shares (and any Distributions) on the account books maintained with respect to such ordinary shares at Iberclear, together, in any such case, with all accompanying evidences of transfer and authenticity to, or upon the order of, the Offerors, (ii) to cause the Spanish Custodian to forward such ordinary shares to the governing bodies of the Madrid, Barcelona, Bilbao and Valencia Stock Exchanges as part of the Spanish centralizing and settlement procedures in accordance with Spanish regulation and practice following the expiration of the acceptance period under the U.S. Offer and (iii) to receive all benefits and otherwise exercise all rights of beneficial ownership of such ordinary shares (and any Distributions).

The undersigned agrees that the Offerors may instruct the U.S. Tender Agent to take the actions specified in clauses (b)(i) and (ii) from the immediately preceding paragraph prior to acceptance by the Offerors of those ordinary shares tendered in the U.S. Offer. The Offerors shall not have the rights specified in clause (b)(iii) from the immediately preceding paragraph until it has irrevocably accepted those ordinary shares tendered in the U.S. Offer. Upon acceptance by the Offerors of tendered ordinary shares in the U.S. Offer, the undersigned shall have no further rights with respect to those ordinary shares, except that the undersigned shall have the right to receive from the Offerors the consideration in accordance with the U.S. Offer.

The undersigned hereby irrevocably appoints each designee of the Offerors the attorney-in-fact and proxy of the undersigned, each with full power of substitution, to vote at any meeting of Endesa’s security holders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, to execute any written consent concerning any matter as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, and to otherwise act as each such attorney-in-fact and proxy or his or her substitute shall in his or her sole discretion deem proper with respect to, all of the ordinary shares (and any Distributions) tendered hereby and accepted for payment by the Offerors. This appointment will be effective if and when, and only to the extent that, the Offerors accept such ordinary shares for payment pursuant to the U.S. Offer following the waiver or satisfaction of the conditions to the U.S. Offer. This power of attorney and this proxy are irrevocable and are granted in consideration of the acceptance for payment of such ordinary shares upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment). Such acceptance for payment shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such ordinary shares (and any Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the beneficial ownership of the ordinary shares tendered hereby (and any Distributions) and that, when the same are accepted for payment by the Offerors, the Offerors will acquire good, marketable and unencumbered title thereto (and to any Distributions), free and clear of all liens, restrictions, charges and encumbrances and the same will not be subject to any adverse claims.

The undersigned shall, upon request, execute and deliver any additional documents deemed by the U.S. Tender Agent or the Offerors to be necessary or desirable to complete the sale, assignment and transfer of the ordinary shares (and any Distributions) tendered hereby.

The undersigned agrees to ratify each and every act or thing which may be done by any authorized representative, or other person nominated by the Offerors or their respective agents, as the case may be, in the exercise of his or her powers and/or authorities hereunder.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as provided in the U.S. Offer to Purchase, this tender is irrevocable.

The undersigned understands that acceptance of the U.S. Offer by the undersigned pursuant to the procedures described herein and in the instructions hereto will, upon acceptance by the Offerors, constitute a binding agreement between the undersigned and the Offerors upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment). Without limiting the foregoing, if the consideration paid in the U.S. Offer is amended, the consideration paid to the undersigned will be the amended consideration notwithstanding the fact that a different consideration is stated in this Share Form of Acceptance. The undersigned recognizes that under certain circumstances set forth in the U.S. Offer to Purchase, the Offerors may not be required to accept for payment any of the ordinary shares tendered hereby. Under no circumstances will interest be paid by the Offerors on the purchase price of the Endesa securities regardless of any extension of the U.S. Offer or any delay in making such payment.

The undersigned acknowledges that in the event that Endesa pays any dividend prior to the date of acceptance for payment of Endesa securities tendered under the U.S. Offer, the consideration offered for each ordinary share shall be reduced by an amount equivalent to the gross dividend distributed per ordinary share. See Section 3 (“Consideration”) of the U.S. Offer to Purchase. If the Offerors reduce the consideration as described above, the Offerors will disseminate an announcement of the reduction through a press release and by placing an advertisement in a newspaper of national circulation in the United States. The Offerors will also file this announcement with the U.S. Securities and Exchange Commission via the EDGAR filing system on the date that the announcement is made.

The undersigned hereby instructs the U.S. Tender Agent to issue and mail a check for the consideration (converted into U.S. dollars as described below) in the name(s) of the undersigned for the ordinary shares tendered and accepted for payment and/or credit the undersigned’s account at Iberclear with any ordinary shares not tendered or not accepted for purchase.

The consideration received under the U.S. Offer will, to the extent practicable, be converted into U.S. dollars on the day that it is received by the U.S. Tender Agent at the then-prevailing spot market rate applicable to similar transactions and will be distributed, net of any expenses incurred by the U.S. Tender Agent in converting the cash consideration into U.S. dollars, to tendering holders of ordinary shares. Thus, the exact amount of consideration will not be determined at the time of tender. The holders of ordinary shares who tender such ordinary shares in the U.S. Offer will be paid approximately two weeks following the expiration of the acceptance period of the U.S. Offer.

Upon the terms and subject to the conditions of the U.S. Offer (including, if the U.S. Offer is extended or amended, the terms and conditions of any such extension or amendment), this Share Form of Acceptance shall not be considered complete and valid, and payment of the consideration under the U.S. Offer shall not be made, until confirmation of book-entry transfer of tendered ordinary shares to the U.S. Tender Agent’s account at the Spanish Custodian and any other required documents have been received by the U.S. Tender Agent at one of its addresses set forth on the first and last pages of this Share Form of Acceptance.

IMPORTANT — SIGN HERE
(Please also complete Substitute Form W-9 included herein)

Sign Here:

Sign Here:
(Signature(s) of Owner(s))

Dated:  , 2007

(Must be signed by registered holder(s) exactly as name(s) appear(s) as registered with Iberclear. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Name(s):

Capacity (Full Title):
(See Instruction 3)

Address:
(Include ZIP Code)

Area Code and Telephone Number:

Taxpayer Identification or Social Security Number:

INSTRUCTIONS
Forming Part of the Terms and Conditions of the U.S. Offer

1. Requirements of Tender.  This Share Form of Acceptance is to be completed by holders of ordinary shares if they are tendering ordinary shares into the U.S. Offer. This Share Form of Acceptance properly completed and duly executed and any other documents required by this Share Form of Acceptance must be received by the U.S. Tender Agent at one of its addresses set forth on the first and last pages of this Share Form of Acceptance and tendered ordinary shares must be delivered by book-entry transfer to the U.S. Tender Agent’s account at the Spanish Custodian, in each case, prior to the expiration of the acceptance period under the U.S. Offer. If ordinary shares are transferred to the U.S. Tender Agent’s account at the Spanish Custodian in multiple deliveries, a properly completed and duly executed Share Form of Acceptance must accompany each such delivery.

Holders of ordinary shares whose required documents cannot be delivered to the U.S. Tender Agent or who cannot complete the procedures for book-entry transfer, in each case, before the expiration of the acceptance period under the U.S. Offer may tender their ordinary shares into the U.S. Offer by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the procedures for guaranteed delivery as described in Section 7 (“Procedures for Accepting the U.S. Offer and Tendering Ordinary Shares and ADSs”) of the U.S. Offer to Purchase. Pursuant to the procedures for guaranteed delivery, (a) such tender must be made by or through an eligible institution, (b) a properly completed and duly executed Notice of Guaranteed Delivery, in the form provided by the Offerors, must be received by the U.S. Tender Agent prior to the expiration of the acceptance period under the U.S. Offer and (c) within three New York Stock Exchange trading days after the date of the receipt of the Notice of Guaranteed Delivery by the U.S. Tender Agent, confirmation of book-entry transfer of such ordinary shares to the U.S. Tender Agent’s account at the Spanish Custodian, together with a properly completed and duly executed Share Form of Acceptance, must be received by the U.S. Tender Agent.

The method of delivery of this Share Form of Acceptance and any other required documents, including delivery through Iberclear, is at the sole option and risk of the tendering holder of ordinary shares, and delivery will be deemed made only when actually received by the U.S. Tender Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted and no fractional ordinary shares will be purchased. All tendering holders of ordinary shares, by execution of this Share Form of Acceptance, waive any right to receive any notice of the acceptance of their ordinary shares for payment.

All questions as to the form and validity (including time of receipt) and acceptance for payment of any tender of ordinary shares will be determined by the Offerors, in their reasonable discretion, which determination shall be final and binding (subject to a party’s ability to seek judicial review of any determination). The Offerors reserve the absolute right to reject any or all tenders of ordinary shares determined by the Offerors not to be in proper form or the acceptance for payment or of payment for which may, in the opinion of the Offerors’ counsel, be unlawful. The Offerors also reserve the absolute right to waive any defect or irregularity in any tender of ordinary shares. None of the Offerors, Endesa, the U.S. Tender Agent, the Information Agent, Iberclear or any other person will be under any duty to give notification of any defect or irregularity in tenders or incur any liability for failure to give any such notification.

2. Inadequate Space.  If the space provided herein is inadequate, any other required information should be listed on a separate signed schedule attached hereto and separately signed on each page thereof in the same manner as this Share Form of Acceptance is signed.

3. Signatures on Share Form of Acceptance.  This Share Form of Acceptance must correspond to the name(s) as registered with Iberclear without alteration.

If any of the ordinary shares tendered hereby are held of record jointly by two or more joint owners, each owner must sign this Share Form of Acceptance.

If any of the tendered ordinary shares are registered with Iberclear in different names, it will be necessary to complete, sign and submit as many separate Share Forms of Acceptance as there are different registrations of ordinary shares.

If this Share Form of Acceptance is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit proper evidence satisfactory to the Offerors of the authority of such person to so act.

4. Stock Transfer Taxes.  The Offerors will pay or cause to be paid any stock transfer taxes with respect to the transfer and sale or ordinary shares to it or to its order pursuant to the U.S. Offer.

5. Taxpayer Identification Number and Backup Withholding.  Under U.S. Federal income tax law, a holder of ordinary shares whose shares are accepted for payment is required to provide the U.S. Tender Agent with such holder’s correct Taxpayer Identification Number (“TIN”) (e.g., social security number or employer identification number) on the Substitute Form W-9 included herewith or otherwise establish a basis for exemption from backup withholding. If ordinary shares are registered in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report. Failure to provide a correct TIN or an adequate basis for exemption may subject the surrendering holder to applicable backup withholding (at the applicable rate, currently 28%) on the consideration and to a penalty imposed by the IRS.

If the tendering holder of ordinary shares has not been issued a TIN and has applied for one or intends to apply for one in the near future, such holder should write “Applied For” in the space provided for the TIN in Part I of the Substitute Form W-9, and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number. If a TIN has been applied for and the U.S. Tender Agent is not provided with a TIN before payment is made, the U.S. Tender Agent will backup withhold (at the applicable rate, currently 28%) on all payments to such surrendering holder of any consideration due for such holder’s ordinary shares.

Certain holders of ordinary shares (including, for example, corporations and certain foreign persons) are exempt from backup withholding requirements. Exempt holders should indicate their exempt status on the Substitute Form W-9. In order for a foreign person to qualify as an exempt recipient, such person must submit to the U.S. Tender Agent a statement on Internal Revenue Service Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (instead of a Substitute Form W-9), signed under penalties of perjury, attesting to such person’s exempt status. Holders are urged to consult their own tax advisors to determine whether they are exempt from these backup withholding and reporting requirements.

If backup withholding applies, the U.S. Tender Agent is required to withhold 28% of any payments to be made to the holder of ordinary shares or other payee. Backup withholding is not an additional U.S. federal income tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained by filing a tax return with the Internal Revenue Service. The U.S. Tender Agent cannot refund amounts withheld by reason of backup withholding.

Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance.

6. Holders of ADSs.  ADSs cannot be tendered by means of this Share Form of Acceptance (which is exclusively for use in respect of ordinary shares). If you hold ADSs, you should use the ADS Letter of Transmittal for tendering such ADSs into the U.S. Offer by following the instructions set forth therein. To obtain a copy of the ADS Letter of Transmittal, contact the Information Agent at the address or telephone number set forth on the last page of this Share Form of Acceptance.

7. Requests for Assistance or Additional Copies.  Questions and requests for assistance or additional copies of the U.S. Offer to Purchase, this Share Form of Acceptance, the Notice of Guaranteed Delivery and the Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 may be directed to the Information Agent at the address or telephone number set forth on the last page of this Share Form of Acceptance.

8. Waiver of Conditions.  The conditions of the U.S. Offer may be waived by the Offerors at the times and in the manner described in Section 5 (“Conditions to the U.S. Offer”) of the U.S. Offer to Purchase.

9. Currency of Payment.  The consideration paid in the U.S. Offer to tendering holders of ordinary shares will, to the extent practicable, be converted into U.S. dollars on the date that it is received by the U.S. Tender Agent at the then-prevailing spot market rate applicable to similar transactions and will be distributed, net of any expenses incurred by the U.S. Tender Agent in converting the cash consideration into U.S. dollars, to tendering holders of ordinary shares.

PAYER’S NAME: THE BANK OF NEW YORK, AS U.S. TENDER AGENT

PAYEE’S NAME:

PAYEE’S ADDRESS:

SUBSTITUTE FORM W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number (TIN) and Certification
Part I: Taxpayer Identification
Number (TIN)

Social Security Number
OR

Employer Identification Number
(If awaiting TIN write “Applied For” and
complete Part III and the Certificate of
Awaiting Taxpayer Identification Number)
Part II: For Payees Exempt from
Backup Withholding

For Payees Exempt from Backup withholding, see the enclosed Guidelines for Certification of Taxpayer Indentification Number on a Substitute Form W-9 and complete as instructed therein.

Part III: — Certification —
Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

(2) I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions — You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

	Signature of U.S. person	Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 28% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE U.S. OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL INFORMATION.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATION IF YOU WROTE “APPLIED FOR”
IN THE APPROPRIATE LINE IN PART I OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number by the time of payment, 28% of all reportable payments made to me pursuant to the tender offer will be withheld.

Signature	Date

THE INFORMATION AGENT FOR THE U.S. OFFER IS:

17 State Street, 10th Floor
New York, NY 10004

HOLDERS OF ORDINARY SHARES AND ADSs CALL TOLL-FREE
(888) 605-7580

BANKS AND BROKERS CALL COLLECT
(212) 440-9800

THE U.S. TENDER AGENT FOR THE U.S. OFFER IS:

BY MAIL	BY HAND	BY OVERNIGHT DELIVERY
The Bank of New York	The Bank of New York	The Bank of New York
Endesa, S.A.	Reorganization Services	Endesa, S.A.
P.O. Box 859208	101 Barclay Street	161 Bay State Drive
Braintree, MA 02185	Receive and Deliver Window	Braintree, MA 02184
Street Level
New York, NY 10286

BY FACSIMILE TRANSMISSION
(FOR ELIGIBLE INSTITUTIONS ONLY)
(781) 930-4939

CONFIRMATION RECEIPT OF FACSIMILE BY
TELEPHONE ONLY
(781) 930-4900

Questions and requests for assistance may be directed to the Information Agent at the telephone number or address set forth above. Additional copies of the U.S. Offer to Purchase, this Share Form of Acceptance, the Notice of Guaranteed Delivery and other related materials may also be obtained from the Information Agent, and will be furnished promptly at the Offerors’ expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the U.S. Offer.